                                                                     EXHIBIT 4.4

                              ASAT (FINANCE) LLC
                     12 1/2% SERIES B SENIOR NOTE DUE 2006

                            CUSIP No. ____________


No. B-1                                                     $___________________

     ASAT (Finance) LLC, a Delaware limited liability company (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________________ Dollars, on November 1, 2006.

Interest Payment Dates:  May 1 and November 1

Record Dates:            April 15 and October 15

     Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed as of __________________, 2000.

                                        ASAT (FINANCE) LLC

                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

Attest:____________________
Name:______________________
Title:_____________________

This is one of the Securities described in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
as Trustee

By:_____________________________
     Authorized Signatory

Dated: _______________________, 2000

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

                              ASAT (FINANCE) LLC
                     12 1/2% Series A Senior Note due 2006

Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO HOLDERS OF THIS NOTE THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT ASAT LIMITED, /14/TH FLOOR, 138 TEXACO ROAD, TSUEN WAN, NEW TERRITORIES, HONG KONG,
ATTENTION:  TERENCE SCANDRETT, DIRECTOR AND CHIEF FINANCIAL OFFICER.

     1.  Interest. ASAT (Finance) LLC, a Delaware limited liability company
         --------
(hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 12 1/2% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 12 1/2% per annum in the manner set forth in the Indenture.

     The Company will pay interest semi-annually on May 1 and November 1 of each year (each, an "Interest Payment Date"), commencing November 1, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     2.  Method of Payment. The Company shall pay interest (and Liquidated
         -----------------
Damages and Additional Amounts, if any) on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal, premium, and interest (and Liquidated Damages and Additional Amounts, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest (and Liquidated Damages and Additional Amounts, if any) at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of principal, premium and interest (and Liquidated Damages and Additional Amounts, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (and Liquidated Damages and Additional Amounts, if any) and premium on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 5 Business Days prior to the relevant record date.

     3.  Paying Agent and Registrar. Initially, The Chase Manhattan Bank (the
         --------------------------
"Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

     4.  Indenture. The Company issued the Securities under an Indenture, dated
         ---------
as of October 29, 1999 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior obligations of the Company limited in aggregate principal amount to $155,000,000. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

     5.   Redemption.
          ----------

          (a) Except as provided in this Paragraph 5 or in Article III of the Indenture, the Company shall not have the right to redeem any Securities. The Securities may be redeemed in whole or from time to time in part at any time on and after November 1, 2003, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the Interest Payment Date to which such Record Date relates), plus any accrued but unpaid interest (and Liquidated Damages and Additional Amounts, if any) to the Redemption Date.

          If redeemed during
          the 12-month period
          commencing November 1,                 Redemption Price
          ----------------------                 ----------------
          -------------------------------------------------------
          2003............................       106.250%
          -------------------------------------------------------

          2004............................       103.125%
          -------------------------------------------------------

          20-05 and thereafter............       100.000%
          -------------------------------------------------------

          (b) Notwithstanding the foregoing, prior to November 1, 2002, upon a Public Equity Offering of Qualified Capital Stock for cash of the ASAT Holding s, up to 35% of the aggregate principal amount of the Securities originally outstanding may be redeemed at the option of ASAT Holdings within 60 days of such Public Equity Offering, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 112.5% of the principal amount thereof, (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of the original aggregate principal amount of the Securities remain outstanding.

          (c) If, as a result of any change in or amendment to the laws, regulations or published tax rulings of Hong Kong, the People's Republic of China or the United States of America (or of any taxing authority thereof or therein), which is proposed and becomes effective on or after the date of the Indenture, in making any payment due or to become due under the Securities or the Indenture, (i)(A) the Company is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts and (B) each Guarantor is, or on the next succeeding Interest Payment Date would be, unable, for reasons outside its control, to cause the Company to pay amounts due under the Securities, and with respect to any amount due under its Guarantee or this Indenture, each Guarantor is, or would be required on the next succeeding Interest Payment Date, to pay Additional Amounts and
     (ii) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or such Guarantor, as the case may be, the Securities may be redeemed at the option of the Company in whole but not in part, at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.

          (d) Any redemption of Securities will comply with the provisions of
     Article III of the Indenture.

     6.   Notice of Redemption. Notice of redemption will be sent by first class
          --------------------
mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest (and Liquidated Damages and Additional Amounts, if any) to the Redemption Date.

     7.   Denominations; Transfer; Exchange. The Securities are in registered
          ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities (a) selected for redemption except the unredeemed portion of any Security being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at the close of business on the day of such mailing.

     8.   Persons Deemed Owners. The registered Holder of a Security may be
          ---------------------
treated as the owner of it for all purposes.

     9.   Unclaimed Money. If money for the payment of principal or interest
          ---------------
remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

     10.  Discharge Prior to Redemption or Maturity. Except as set forth in the
          -----------------------------------------
Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest (and Liquidated Damages and Additional Amounts, if any) on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of, premium, if any, and interest (and Liquidated Damages and Additional Amounts, if any) on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations discharged with respect to outstanding Securities.

     11.  Amendment; Supplement; Waiver. Subject to certain exceptions, the
          -----------------------------
Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

     12.  Restrictive Covenants. The Indenture imposes certain limitations on
          ---------------------
the ability of the Company and any Guarantors to, among other things, incur additional Indebtedness and issue Preferred Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

     13.  Ranking. Payment of principal, premium, if any, and interest (and
          -------
Liquidated Damages and Additional Amounts, if any) on the Securities is senior, in the manner and to the extent set forth in the Indenture, to all existing and future Indebtedness of the Company that is subordinated to the Securities.

     14.  Repurchase at Option of Holder.
          ------------------------------

          (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and Liquidated Damages and Additional Amounts, if any), if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) The Indenture imposes certain limitations on the ability of the Company, the Guarantors or any of their respective Subsidiaries to sell assets and subsidiary stock. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in a Related Business, repay certain Indebtedness, redeem the Notes or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest (and Liquidated Damages and Additional Amounts, if any), if any, to the purchase date.

     15.  Guarantee.
          ---------

          (a) As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, irrevocably, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and interest on the Security will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and all other obligations of the Company to the Holder or the Trustee under the Indenture or this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article XI of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

          (b) When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

     16.  Defaults and Remedies. If any Event of Default occurs and is
          ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, all outstanding Securities will become due and payable without further action or notice. Securityholders may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     17.  Trustee Dealings with Company. The Trustee under the Indenture, in its
          -----------------------------
individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor, any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee.

     18.  No Recourse Against Others. No partner, incorporator, direct or
          --------------------------
indirect stockholder, partner, director, officer or employee, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Guarantors under the Securities or the Indenture by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     19.  Authentication. This Security shall not be valid until the Trustee or
          --------------
authenticating agent signs the certificate of authentication on the other side of this Security.

     20.  Abbreviations and Defined Terms. Customary abbreviations may be used
          -------------------------------
in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     21.  CUSIP Numbers. Pursuant to a recommendation promulgated by the
          -------------
Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     22.  Additional Rights of Holders of Transfer Restricted Securities. In
          --------------------------------------------------------------
addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

     23.  Governing Law. THE INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL
          -------------
BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES THERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

                             [FORM OF ASSIGNMENT]

          I or we assign this Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type name, address and zip code of assignee)

________________________________________________________________________________
    (Please insert Social Security or other identifying number of assignee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_______________   Signed:_________________________________________________

________________________________________________________________________________
       (Sign exactly as name appears on the other side of this Security)

                             Signature Guarantee*

__________________
* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, check the appropriate box: TM Section 4.14 TM Article X.

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, as the case may be, state the amount you want to be purchased: $________.


Date:________________       Signature:__________________________________________
                                      (Sign exactly as your name appears on the other side of this Security)

                         Signature Guarantee**

__________________
** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES

     The following exchanges of a part of this Global Security for Definitive Securities have been made:

           Amount of            Amount of           Principal Amount     Signature of
           decrease in          increase in         of this Global       authorized officer
           Principal Amount     Principal Amount    Security following   of Trustee or
Date of    of this Global       of this Global      such decrease (or    Securities
Exchange   Security             Security            increase)            Custodian
-------------------------------------------------------------------------------------------

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